                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                             -----------------------

                          ESSENTIAL THERAPEUTICS, INC.

                   (Formerly Microcide Pharmaceuticals, Inc.)

                (Name of Registrant as Specified in its Charter)

                             -----------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.



[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)     Title of each class of securities to which transaction applies:

     2)     Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)     Proposed maximum aggregate value of transaction:

     5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)     Amount previously paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party:
     4)     Date Filed:

                           [LOGO OF ESSENTIAL THERAPEUTICS]


                                                                 April 23, 2002

Dear Stockholders:

   It is my pleasure to invite you to the Annual Meeting of Stockholders of Essential Therapeutics, Inc. to be held on Thursday, May 23, 2002, at 9:30 a.m. at the Doubletree Guest Suites on 550 Winter Street in Waltham, Massachusetts 02451. The Notice of the Annual Meeting and the Proxy Statement attached describe the business to be conducted at the meeting.

   I hope you will be able to join us. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed Proxy Card and returning it to us promptly.

   Thank you for your interest and participation in the affairs of Essential Therapeutics.

                                          Sincerely,

                                          /s/ Mark Skaletsky
                                          Mark Skaletsky
                                          President and Chief Executive Officer

                         ESSENTIAL THERAPEUTICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 23, 2002

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Essential Therapeutics, Inc., a Delaware corporation, will be held on Thursday, May 23, 2002, at 9:30 a.m. local time, at the Doubletree Guest Suites located at 550 Winter Street, Waltham, Massachusetts 02451 for the following purposes:

    1. To elect two Class III directors for a term of three years to expire at Essential's 2005 Annual Meeting of Stockholders.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   These items of business are more fully described in the Proxy Statement accompanying this notice.

   Only stockholders of record at the close of business on April 10, 2002 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors,

                                          /s/ Julio Vega
                                          Julio E. Vega
                                          Secretary

Waltham, Massachusetts
April 23, 2002


 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND
       PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                         ESSENTIAL THERAPEUTICS, INC.

                           PROXY STATEMENT FOR 2002
                        ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Essential Therapeutics, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, at 9:30 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Doubletree Guest Suites located at 550 Winter Street, Waltham, Massachusetts 02451. The telephone number at that address is (781) 890-6767.

   These proxy solicitation materials were mailed on or about April 23, 2002, to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

   Stockholders of record at the close of business on April 10, 2002 are entitled to notice of the meeting and to vote at the meeting. At the record date, 18,763,578 shares of Essential's common stock were issued and outstanding and held of record by approximately 164 stockholders. In addition, at the record date, 60,000 shares of Essential's Series B convertible redeemable preferred stock, which we refer to herein as our Series B preferred stock, were issued and outstanding and held of record by 14 stockholders. Each holder of common stock as of the record date is entitled to one vote for each share of common stock then held by such stockholder on matters to be acted upon at the Annual Meeting. Each holder of Series B preferred stock as of the record date is entitled to 294.12 votes for each share of Series B preferred stock then held by such holder on matters to be acted upon at the Annual Meeting.

Solicitation of Proxies

   This solicitation of proxies is made by Essential, and all related costs will be borne by Essential. In addition, Essential may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitations by directors, officers, or employees of Essential. No additional compensation will be paid for any such services.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at the principal office of Essential, a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The address of the principal office and mailing address of Essential is 1365 Main Street, Waltham, Massachusetts 02451.

Voting Procedure

   Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted "FOR" the election of the nominees of the Board of Directors and "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors of Essential and at the proxy holder's discretion, on such other matters, if any, that may come before the Annual Meeting. Other than the election of directors, which is described in Proposal One below, all matters that may properly come before the annual meeting require the affirmative vote of a majority of the voting power present in person or represented by proxy at the annual meeting.

   In the event that a broker, bank, custodian, nominee or other record holder of Essential's stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Abstentions will be counted as shares present and entitled to vote at the annual meeting for purposes of determining the presence of a quorum. Abstentions will not affect the election of directors, however, abstentions will be counted towards the tabulation of votes cast on other proposals presented to the stockholders and will have the same effect as negative votes. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of Essential that are intended to be presented by such stockholders at Essential's 2003 Annual Meeting of Stockholders must be received by Essential no later than December 24, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting, and in any event, must be received by Essential no later than March 9, 2003, to be eligible for stockholder action in that meeting.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

   Essential's Restated Certificate of Incorporation, as amended, and By-laws, as amended, provide for a Board of Directors that is divided into three classes. The directors in Class I hold office until the 2003 Annual Meeting of Stockholders, the directors in Class II hold office until the 2004 Annual Meeting of Stockholders, and the directors in Class III hold office until the 2005 Annual Meeting of Stockholders (or, in each case, until their successors are duly elected and qualified or their earlier resignation, removal from office or death), and, after each such election, the directors in each such case will then serve in succeeding terms of three years and until their successors are duly elected and qualified.

   Upon completion of Essential's acquisition of The Althexis Company, Inc. and simultaneous closing of its Series B preferred stock financing in October 2001, Drs. Keith A. Bostian, Daniel L. Kisner and Hugh Y. Rienhoff resigned from the Board of Directors of Essential. The vacancies left by their resignations were filled by representatives of several of the Series B preferred stockholders:
Kate Bingham, David Schnell and Charles Newhall. In addition, at the time of the October 2001 transactions, Richard Aldrich was elected to the Board of Directors.

   The By-laws of Essential provide that the Board of Directors consist of eight members. Essential currently has seven directors, including three Class I directors, two Class II directors and two Class III directors. The terms of office of the Class I directors, Richard H. Aldrich, Charles W. Newhall III and David Schnell, M.D. expire at the 2003 Annual Meeting of Stockholders. The terms of office of the Class II directors, Mark Skaletsky and John P. Walker, expire at Essential's 2004 Annual Meeting of Stockholders. The terms of office of the Class III directors, Kate Bingham and James E. Rurka, expire at the 2005 Annual Meeting of Stockholders. There is presently one vacancy in the Class II director class.

   Two Class III directors are to be elected at the 2002 Annual Meeting of Stockholders. At this Annual Meeting, of the two Class III directors, the holders of preferred stock, voting as a separate class are entitled to elect one of the Class III directors, which director is referred to in this proxy statement as the "preferred director." The holders of common stock and preferred stock, voting together as a single class, are entitled to elect the other Class III director, which director is referred to as the "combined director." Essential's Board of Directors has nominated Kate Bingham for election as the preferred director and James Rurka for election as the combined director, each of whom is presently serving as a director.

   Pursuant to voting agreements entered by Essential and each of the holders of preferred stock in connection with Essential's Series B preferred stock financing on October 24, 2001, the holders of preferred stock have granted the Chairman of the Board of Directors of Essential an irrevocable proxy to vote their shares in favor of each nominee of the Board of Directors for election by the holders of common stock and preferred stock, voting together as a single class. Accordingly at this Annual Meeting, Mark Skaletsky, the current Chairman of the Board of Directors, will vote all of the shares of preferred stock for the election of James Rurka as the combined director.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any nominee of Essential is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders.

   The nominees, and certain information about them as of March 31, 2002, are set forth below:

                                                              Company  Director
Name of Director                                         Age Positions  Since
----------------                                         --- --------- --------
Kate Bingham(1)......................................... 36  Director    2001
James E. Rurka.......................................... 56  Director    1994

--------
(1) Member of Audit Committee.

   Kate Bingham became a Director of Essential in October 2001. In 1991, she joined Schroder Ventures, a venture capital firm, and is a General Partner of Schroder Ventures Life Sciences. Prior to joining Schroder Ventures, Ms. Bingham worked in business development at Vertex Pharmaceuticals, a biotechnology company engaged in small molecule drug discovery, development and commercialization. She currently serves on the boards of Affibody AB, Hexagen plc, Ingenium AG, Lorantis Ltd., MedNova Ltd., Metris Therapeutics Ltd. and Nexan plc. Ms. Bingham has a first class degree in Biochemistry from Oxford University and an M.B.A. from Harvard University.

   James E. Rurka served as President, Chief Executive Officer and a Director since he joined Essential in February 1994. He resigned as President and Chief Executive Officer upon completion of Essential's acquisition of Althexis in October 2001 and remains as a Director. From 1983 to 1993, he was with Cetus Corporation, subsequently acquired by Chiron Corporation, a major biotechnology company, where he was most recently President of the Cetus Oncology Division. Prior to joining Cetus Corporation, Mr. Rurka held Group Marketing and Product Management positions at Bristol Myers Squibb, a diversified worldwide health and personal care company, and Schering-Plough Corporation, a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide. Mr. Rurka served on the Board of Directors of Iconix Pharmaceuticals, Inc. (17% owned by Essential at February 28, 2002) since its inception and resigned in 2001. He also serves on the Board of Directors of the Biotechnology Industry Organization. Mr. Rurka has a B.A. in English with a minor in Business from Seton Hall University, and he attended Seton Hall University Graduate School of Business.

Vote Required

   With respect to the director entitled to be elected by the holders of preferred stock, voting as a separate class, the nominee receiving the greatest number of votes of the preferred stock will be elected. With respect to the director entitled to be elected by the holders of common stock and preferred stock, voting together as a single class, the nominee receiving the greatest number of votes of the common stock and preferred stock, voting together as a single class, will be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law with respect to the vote.

   Holders of common stock should complete the white proxy card accompanying this Proxy Statement and holders of preferred stock should complete the accompanying yellow proxy card accompanying this Proxy Statement. Unless otherwise directed by a stockholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing as directors the nominees set forth above.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                   VOTE "FOR" THE ELECTION OF THE NOMINEES.

Incumbent Directors Whose Terms of Office Continue After the 2002 Annual Meeting

   The names and certain other information about the Directors whose terms of office continue after the 2002 Annual Meeting are set forth below:

                                                                                  Director
Name of Director              Age Company Positions                                Since
----------------              --- -----------------                               --------
Richard H. Aldrich(1)(2)..... 47  Director                                          2001
Charles W. Newhall III(1).... 57  Director                                          2001
David Schnell, M.D.(1)....... 41  Director                                          2001
Mark Skaletsky(3)............ 53  President, Chief Executive Officer and Director   2001
John P. Walker(2)............ 53  Director                                          1995

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.
(3) Member of Option Grant Committee.

   Mr. Skaletsky's background is summarized under "Executive Officers" below.

   Richard H. Aldrich became a Director of Essential in October 2001. Since 2001, Mr. Aldrich has headed RA Capital, Inc., a biotech business advisory and investment firm. From 1989 to 2000, he served as the Senior Vice President and Chief Business Officer at Vertex Pharmaceuticals, Inc., a biopharmaceutical company engaged in small molecule drug discovery, development and commercialization. Prior to joining Vertex, he headed business development at Integrated Genetics, a biotechnology company, from 1988 to 1989. From 1982 to 1988, he held several managerial positions at Biogen, Inc., a biotechnology company engaged in drug discovery and development through genetic engineering. Mr. Aldrich currently serves on the Board of Directors for Ingenium Pharmaceuticals, Inc. He also serves as a Director for Altus Biologics, Inc., a company which he co-founded. Mr. Aldrich has a B.S. in Management from Boston College and an M.B.A. from Dartmouth College Amos Tuck School of Business Administration.

   Charles W. Newhall III became a Director of Essential in October 2001. Since 1978 he has been a General Partner and is a co-founder of New Enterprise Associates, a venture capital firm. Prior to founding New Enterprise Associates, he was a Vice President at T. Rowe Price Group, Inc., an asset management firm. Mr. Newhall currently serves on the Board of Directors for HealthSouth Corporation and Amerigroup Corporation. He also serves as Chairman Emeritus of the Mid-Atlantic Venture Capital Association that he founded in 1986. Mr. Newhall has a B.A. in English Literature from the University of Pennsylvania and an M.B.A. from Harvard University.

   David Schnell, M.D., a founder of Essential, served as a Director of Essential from December 1992 to June 2001. In October 2001, Dr. Schnell was re-appointed to the Board of Directors of Essential. Since 1997 he has been a Managing Partner of Prospect Venture Partners, a venture capital firm. From 1994 to 1997, he was a Partner at Kleiner Perkins Caufield & Byers, a venture capital firm. From 1987 to 1993, Dr. Schnell was a marketing and business development executive at Sandoz Pharmaceuticals Corporation, a research-based provider of life science products. During 1992 and 1993, he managed Sandoz's venture capital activities and, with Avalon Medical Partners, a venture capital firm, founded Essential. He currently serves on a number of private company Boards of Directors. Dr. Schnell has a B.S. in Biological Sciences and an M.A. in Health Services Research from Stanford University and an M.D. from Harvard University.

   John P. Walker has served as a Director of Essential since December 1995 and served as Chairman of the Board from February 1999 until the completion of Essential's acquisition of Althexis in October 2001. He was the Chairman of the Board and Chief Executive Officer of Axys Pharmaceuticals, Inc., a drug development and discovery company and its predecessor company, Arris Pharmaceutical Corporation, from February 1993 until 2001. He continued as a member of the Board of Axys until the company was merged with Celera, an Applera

Corporation Business in November 2001. Prior to joining Axys, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a medical device company which was sold to Union Carbide in 1990. Prior to that, Mr. Walker spent 15 years as an executive of American Hospital Supply Corporation, a broadbased healthcare product supplier, most recently serving as President of its American Hospital Company. He currently serves on the Board of Directors of Geron Corporation, Discovery Partners International, several private companies, and is a Venture Partner with Morgan Stanley Venture Partners. Mr. Walker has a B.A. from State University of New York at Buffalo and completed an Executive Program at Kellogg School of Management of Northwestern University.

Compensation of Directors

   In connection with the changes to the Board of Directors following Essential's acquisition of The Althexis Company, Inc. in October 2001, the Board of Directors suspended Essential's 1996 Director Option Plan pending a review of its provisions. Prior to its suspension, under the 1996 Plan each non-employee director, upon first becoming a director, would automatically be granted an option to purchase 16,000 shares of common stock on the date of his or her election or appointment to the Board of Directors, which options would be exercisable at a price equal to the fair market value of our common stock on the date the option was granted and would vest over a four-year period. Thereafter, at each annual stockholders' meeting, each non-employee director with at least six months of service on the Board of Directors would automatically be granted an option to purchase 4,000 shares of common stock, which would vest over a one-year period. In June 2001, Essential granted
4,000 options to purchase shares of common stock to each of Daniel L. Kisner, M.D. and Hugh Y. Rienhoff, Jr., M.D. and 8,000 options to John P. Walker as Chairman. Keith A. Bostian, Ph.D. did not receive directors' options in conjunction with his consulting agreement with Essential, and did not receive any other options pursuant to that agreement.

   In connection with the suspension of the 1996 Plan following the October 2001 acquisition of Althexis, the Board of Directors has and intends to grant stock options to its directors as follows:

   . upon election to the Board of Directors, a new non-employee director would be granted an option exercisable for 30,000 shares of common stock, which option which would be exercisable at a price equal to the fair market value of our common stock on the date the option is granted and would vest over a three-year period; and

   . upon each anniversary of the date a non-employee director first became a director, he or she would be granted an option exercisable for 5,000 shares of common stock, which option which would be exercisable at a price equal to the fair market value of our common stock on the date the option is granted and would be fully exercisable at grant.

Consistent with the Board compensation structure outlined above, in November 2001, each of Mr. Aldrich, Ms. Bingham, Mr. Newhall and Dr. Schnell were granted an option under Essential's 2001 Incentive Stock Plan for 30,000 shares of common stock, which options bear an exercise price of $3.23 per share.

   In addition to the stock option grant to each non-employee director, each will also be paid $12,000 per annum for their services, payable quarterly. Directors otherwise have received no other fees for services provided in that capacity but have been reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings. The previous non-employee directors were compensated $10,000 per annum, payable quarterly. Directors receive no compensation for meetings attended by telephone or for actions taken by written consent.

Board Meetings and Committees

   The Board of Directors held nine meetings and took action by written consent twice during fiscal 2001. There were five Compensation Committee meetings and four Audit Committee meetings held in 2001. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during fiscal 2001.

   The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Option Grant Committee.

   The members of the Compensation Committee are Richard Aldrich, Charles Newhall and David Schnell. Prior to the October 2001 acquisition of Althexis, the members of the Compensation Committee were Daniel Kisner, M.D., Dr. Schnell and John Walker. The Compensation Committee sets guidelines for hiring, salaries and incentive compensation for employees of Essential other than executive officers, and makes recommendations to the Board of Directors with regard to salaries and incentive compensation for executive officers of Essential. Mr. Skaletsky, President and Chief Executive Officer of Essential, participates in discussions and decisions regarding hiring, salaries and incentive compensation for employees and consultants of Essential, except that Mr. Skaletsky is excluded from discussions regarding his own salary and incentive compensation. The Compensation Committee held five meetings during fiscal 2001. Each committee member attended the meetings held during such member's tenure on the committee.

   Presently, the members of the Audit Committee are Richard Aldrich, Kate Bingham and John Walker. For fiscal 2001, these members of the Audit Committee were all independent, as defined in the National Association of Securities Dealers' listing standards. By virtue of the consulting fees earned by Mr. Walker in fiscal 2001, for the coming year, Mr. Walker will not be independent as defined in the National Association of Securities Dealers' listing standards. In light of the reduced consulting fees Mr. Walker will be receiving in fiscal 2002, Mr. Walker will meet the NASD's definition of independent and the Board believes that Essential is best served by Mr. Walker remaining on the Audit Committee. The terms of Mr. Walker's consulting arrangements with Essential are described in the section below captioned "Certain Relationships and Related Transactions." Prior to the October 2001 acquisition of Althexis, the members of the Audit Committee were Dr. Kisner, Mr. Rienhoff and Dr. Schnell. The Audit Committee performs functions set forth by a written charter approved by the Board of Directors. The Audit Committee held four meetings during fiscal 2001. Each committee member attended the meetings held during such member's tenure on the committee.

   Mark Skaletsky is the only member of the Option Grant Committee. Prior to the October 2001 acquisition of Althexis, Mr. Rurka was the only member of the Option Grant Committee. The Option Grant Committee was established principally to grant stock options to non-officer employees and consultants upon commencement of employment with Essential in accordance with the guidelines established by the Board of Directors and the Compensation Committee. The Option Grant Committee took action by written consent.

                         REPORT OF THE AUDIT COMMITTEE

   The material in this Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of Essential under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

   Pursuant to the written charter adopted by the Board of Directors, the Audit Committee oversees Essential's financial reporting process on behalf of the Board of Directors of Essential. In February 2002, the written charter for the Audit Committee that was adopted by the Board was amended and restated and such amended and restated charter is included in this proxy statement as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for fiscal year 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Essential's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent auditors the auditors' independence from management and Essential, and considered the compatibility of nonaudit services with the auditors' independence.

   The Committee discussed with Essential's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Essential's internal controls and the overall quality of Essential's financial reporting. The Committee held four meetings during fiscal 2001.

   Based on discussions with Ernst and Young LLP concerning the above and other such matters deemed relevant and appropriate by the Committee, the Committee recommended (and the Board has approved) that the audited financial statements be included in Essential's Annual Report on Form 10-K for the year ended December 31, 2001. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Essential's independent auditors.

                                          AUDIT COMMITTEE
                                          Richard H. Aldrich (Chair)
                                          Kate Bingham
                                          John P. Walker

                                 PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal

   The Board of Directors has selected Ernst & Young LLP to audit the financial statements of Essential for the year ending December 31, 2002, and recommends that the stockholders ratify the selection. In the event of a negative vote, the Board will reconsider its selection.

   Ernst & Young LLP has audited Essential's financial statements since 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Audit Fees

   During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of Essential's annual financial statements and for reviews of Essential's interim financial statements for such fiscal year were $159,000.

All Other Fees

   During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for all other professional services were $201,000, consisting of audit related and tax preparation services. Audit related services generally include fees for accounting consultations, primarily merger-related issues, SEC registration statements and the audit of Essential's 401(k) Plan.

   The Audit Committee has determined that the rendering of all other non-audit services by Ernst & Young LLP is compatible with maintaining such auditors' independence.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT AUDITORS.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information known to Essential with respect to beneficial ownership of Essential's common stock as of April 10, 2002 by (i) each stockholder known by Essential to be the beneficial owner of more than 5% of Essential's common stock, (ii) each current director, (iii) each named executive officer listed in the Summary Compensation Table below, and (iv) all executive officers and directors as a group.

                                                                             Percent
Five Percent Stockholders,                                                 Beneficially
Directors and Executive Officers                                  Number     Owned(1)
--------------------------------                                 --------- ------------
Mark Skaletsky(2)...............................................   509,435      2.7%

Donald D. Huffman(3)............................................   119,117        *

Paul Mellett(4).................................................   157,032        *

George H. Miller, Ph.D.(5)......................................   168,526        *

Manuel Navia, Ph.D.............................................. 1,233,900      6.6%

Robert D. Testorff(6)...........................................    65,580        *

Richard H. Aldrich..............................................        --        *

Kate Bingham(7)................................................. 4,819,665        *

Charles W. Newhall III(8)....................................... 6,643,333        *

James E. Rurka(9)...............................................   457,782      2.4%

David Schnell, M.D.(10)......................................... 6,703,545        *

John P. Walker(11)..............................................    84,666        *

Mass Ventures LLC...............................................   991,690      5.3%
 945 East Paces Ferry Road, Suite 2250
 Atlanta, GA 30326

International Biotechnology Trust plc(12)....................... 2,500,000     11.8%
 c/o Schroder Investment Management Limited
 31 Gresham Street
 London, EC2V 7QA, England

New Enterprise Associates 10, Limited Partnership(13)........... 6,643,333     26.1%
 1119 St. Paul Street
 Baltimore, MD 21202

Entities Affiliated with Prospect Venture Partners(14).......... 6,666,666     26.2%
 435 Tasso Street, Suite 200
 Palo Alto, CA 94301

Entities Affiliated with Schroder Venture Managers Limited(15).. 2,319,665     11.0%
 22 Church Street
 Hamilton, HM 11, Bermuda

All directors and executive officers as a group (12 persons)(16) 1,608,018      8.3%

--------
  *  Less than 1%
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities, subject to community property laws, where applicable. Applicable percentage ownership is based on 18,763,578 shares of common stock outstanding as of April 10, 2002. Shares of common stock subject to options or convertible securities, including the Series B convertible redeemable preferred stock, currently exercisable or convertible or exercisable or convertible within 60 days of April 10, 2002, are included in the number of shares outstanding for computing the percentage of the person holding such option or convertible security but are not included in the number of shares outstanding for computing the percentage of any other person.
 (2) Includes 503,185 shares held by Mr. Skaletsky, of which 284,856 shares are subject to repurchase under the Restricted Stock Purchase Agreement, and 6,250 shares issuable to Mr. Skaletsky pursuant to options exercisable within 60 days of April 10, 2002.
 (3) Includes 4,117 shares held by Mr. Huffman and 115,000 shares issuable to Mr. Huffman pursuant to options exercisable within 60 days of April 10, 2002.
 (4) Includes 155,469 shares held by Mr. Mellett, of which 110,124 shares are subject to repurchase under the Restricted Stock Purchase Agreement, and 1,563 shares issuable to Mr. Mellett pursuant to options exercisable within 60 days of April 10, 2002.
 (5) Includes 18,880 shares held by Dr. Miller, 1,000 shares held by Dr. Miller as Custodian for his daughter, and 148,646 shares issuable to Dr. Miller pursuant to options exercisable within 60 days of April 10, 2002.
 (6) Includes 1,100 shares held by Mr. Testorff and 64,480 shares issuable to Mr. Testorff pursuant to options exercisable within 60 days of April 10, 2002.
 (7) Includes 4,819,665 shares Ms. Bingham may be deemed to beneficially own due to her affiliation with International Biotechnology Trust plc and Schroder Ventures as described in Notes 12 and 15 below. Ms. Bingham disclaims beneficial ownership with respect to shares she may be deemed to beneficially own due to her affiliation with International Biotechnology Trust plc and Schroder Ventures, except to the extent of any pecuniary interest therein.
 (8) Includes 6,643,333 shares Mr. Newhall may be deemed to beneficially own due to his affiliation with New Enterprise Associates 10, Limited Partnership as described in Note 13 below. Mr. Newhall disclaims beneficial ownership with respect to shares he may be deemed to beneficially own due to his affiliation with New Enterprise Associates 10, Limited Partnership and its affiliates, except to the extent of any pecuniary interest therein.
 (9) Includes 187,365 shares held by Mr. Rurka and 270,417 shares issuable to Mr. Rurka pursuant to options exercisable within 60 days of April 10, 2002.
(10) Includes 36,879 shares held by Dr. Schnell. Also includes 6,666,666 shares Dr. Schnell may be deemed to beneficially own due to his affiliation with Prospect Venture Partners, Limited Partnership as described in Note 14 below. Dr. Schnell disclaims beneficial ownership with respect to shares he may be deemed to beneficially own due to his affiliation with Prospect Venture Partners, Limited Partnership and its affiliates, except to the extent of any pecuniary interest therein.
(11) Includes 15,000 shares held by the Walker Living Trust of which Mr. Walker is a Trustee and 69,666 shares issuable to Mr. Walker pursuant to options exercisable within 60 days of April 10, 2002.
(12) Based upon a Schedule 13D filed by International Biotechnology Trust plc ("IBT") and others with the SEC on November 5, 2001. The number of shares reported results from the assumed conversion of 7,500 shares of Series B convertible redeemable preferred stock of Essential acquired by IBT. Schroder Investment Management Limited ("SIML") is the discretionary investment manager of IBT. SIML may be deemed to beneficially own the shares as the discretionary investment manager of IBT and shares voting and dispositive power with respect to such shares. Mr. Tom Daniel and Ms. Kate Bingham are members of the investment committee of Schroder Ventures Life Sciences Advisers (UK) Limited which advises SIML. In such capacity, Mr. Daniel and Ms. Bingham may be deemed to beneficially own the shares and share voting power with respect to such shares. Ms. Bingham is a member of the Board of Directors of Essential. Mr. Richard Colwell is the fund manager of IBT. Mr. Colwell may be deemed to beneficially own the shares as the fund manager of IBT and shares voting power with respect to such shares. SIML, Ms. Bingham and Messrs. Colwell and Daniel disclaim the beneficial ownership of any shares of common stock of Essential.
(13) Based upon a Schedule 13D filed by New Enterprise Associates 10, Limited Partnership ("NEA 10") and others with the SEC on November 2, 2001. The number of shares reported results from the assumed conversion of 19,930 shares of Series B convertible redeemable preferred stock of Essential acquired by NEA 10 in a private transaction on October 24, 2001. NEA Partners 10, Limited Partnership ("NEA Partners 10") is the sole general partner of NEA 10. Messrs. Stewart Alsop, M. James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C.

    McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry and Scott
    D. Sandell are the individual general partners of NEA Partners 10 (collectively, the "General Partners"). Mr. Newhall is a member of the Board of Directors of Essential. NEA 10 is the record owner of the shares, however NEA Partners 10 may be deemed to beneficially own the shares as the sole general partner of NEA 10 and shares voting and dispositive power with respect to the shares. The General Partners may also be deemed to beneficially own the shares as the individual general partners of NEA Partners 10 and share voting and dispositive power with respect to the shares. NEA Partners 10 and the General Partners disclaim beneficial ownership of the shares.
(14) Based upon a Schedule 13D filed by Prospect Venture Partners II, L.P.
     ("PVP II") and others with the SEC on November 5, 2001, as amended on December 18, 2001. The number of shares reported results from the assumed conversion of 20,000 shares of Series B convertible redeemable preferred stock of Essential acquired by the reporting entities in a private transaction on October 24, 2001, of which (a) 5,000,000 shares of common stock are held of record by PVP II, and (b) 1,666,666 shares of common stock are held of record by Prospect Venture Partners, L.P. ("PVP"). Prospect Management Co. II, L.L.C. ("PMC II") is the general partner of
     PVP II. PMC II may be deemed to beneficially own 5,000,000 shares as the general partner of PVP II and shares voting and dispositive power with respect to such shares. Prospect Management Co., L.L.C. ("PMC") is the general partner of PVP. PMC may be deemed to beneficially own 1,666,666 shares as the general partner of PVP and shares voting and dispositive power with respect to such shares. Dr. David Schnell and Mr. Alexander E. Barkas are managing members of both PMC and PMC II. Dr. Schnell and Mr. Barkas may be deemed to beneficially own 6,666,666 shares of common stock of Essential and shares voting and dispositive power. In addition, Dr. Schnell directly owns 36,879 shares of common stock of Essential. Dr. Schnell is a member of the Board of Directors of Essential. Mr. Russell C. Hirsch and Mr. James B. Tananbaum are managing members of PMC II.
     Mr. Hirsch and Mr. Tananbaum may each be deemed to beneficially own 5,000,000 shares of common stock of Essential and shares voting and dispositive power. Other than with respect to 36,879 shares, Dr. Schnell disclaims beneficial ownership with respect to any shares of Essential except to the extent of any pecuniary interest therein. Mr. Barkas, Mr. Hirsch and Mr. Tananbaum disclaim beneficial ownership with respect to any shares of Essential except to the extent of any pecuniary interest therein.
(15) Based upon a Schedule 13D filed by Schroder Venture Managers Limited ("SVML") and others with the SEC on November 5, 2001. The number of shares reported results from the assumed conversion of 6,959 shares of Series B convertible redeemable preferred stock of Essential acquired by the reporting entities in a private transaction on October 24, 2001, of which
     (a) 2,107,665 shares of common stock are held of record by Schroder Ventures International Life Sciences Fund II Strategic Partners L.P. ("Strategic Partners Plan"), and (b) 42,000 shares of common stock are held of record by Schroder Ventures International Life Sciences Fund Group Co-Investment Scheme ("Co-Invest Scheme"). SVML is the investment and fund manager of Strategic Partners Plan and Co-Invest Scheme. SVML may be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power with respect to such shares. SVML disclaims beneficial ownership with respect to such shares. By virtue of certain affiliate relationships, Strategic Partners Plan and Co-Invest Scheme may be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power. Each of the foregoing entities disclaims beneficial ownership of any shares of common stock of Essential except in the case of Strategic Partners Plan for the 2,107,665 shares it holds of record and Co-Invest Scheme for the 42,000 shares it holds of record. Ms. Deborah Speight, Ms. Nicola Lawson and Messrs. Peter Everson and Gary Carr are directors of SVML. Each of the foregoing persons may each be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power. Each of the foregoing persons disclaims beneficial ownership with respect to such shares.
(16) Includes 676,022 shares issuable pursuant to options exercisable within 60 days of April 10, 2002.

                            EXECUTIVE COMPENSATION

Executive Officers

   The following table sets forth our executive officers, their respective ages and positions as of March 31, 2002:

Name                    Age                 Company Positions                  Since
----                    ---                 -----------------                  -----
Mark Skaletsky......... 53  Chairman, President and Chief Executive Officer    2001

George H. Miller, Ph.D. 63  Executive Vice President--Research and Development 1998

Paul Mellett........... 46  Senior Vice President, Chief Financial Officer and 2001
                              Assistant Secretary

Robert D. Testorff..... 55  Vice President--Human Resources and Administration 1997

Nancy Wetherbee........ 45  Vice President--Business Development               2002

   Mark Skaletsky was appointed as President, Chief Executive Officer and Chairman of the Board of Essential upon completion of the merger in October 2001. Prior to the merger, Mr. Skaletsky was the Chairman of the Board and Chief Executive Officer of Althexis. He served as a Director of Essential from April 1998 to March 2001. From 1993 to 2000, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc., a company which researches and develops non-absorbed polymer drugs and was acquired by Genzyme Corporation in December 2000. From 1988 to 1993, Mr. Skaletsky served as Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company subsequently acquired by Alkermes, Inc., a pharmaceutical company applying the tools of biotechnology to the development of proprietary drug delivery systems. From 1981 to 1988, Mr. Skaletsky served as President and Chief Operating Officer of Biogen, Inc., a biotechnology company focused on products for multiple sclerosis, inflammatory, respiratory and kidney diseases, and certain viruses and cancers. Mr. Skaletsky serves on the Board of Directors and is the former Chairman of the Biotechnology Industry Organization. Mr. Skaletsky is a member of the Board of Trustees of Bentley College and also serves on the Board of Directors of Isis Pharmaceuticals, Inc., and several other private biotechnology companies. Mr. Skaletsky has a B.S. in Finance from Bentley College.

   George H. Miller, Ph.D., Executive Vice President--Research and Development, joined Essential in January 1998. Prior to joining Essential, Dr. Miller had spent the previous 23 years at Schering-Plough Research Institute, a research-based company engaged in the discovery and development of pharmaceutical products worldwide. From 1986 to 1997, Dr. Miller served as Presidential Fellow--Vice President--Infectious Disease and Microbial Products Discovery. Dr. Miller also taught at the Virginia Commonwealth University and is currently an adjunct faculty member in the School of Pharmacy at Rutgers University. Dr. Miller has a B.S. and M.S. from Philadelphia College of Pharmacy and Science, and a Ph.D. from the Virginia Commonwealth University.

   Paul Mellett was appointed as Senior Vice President and Chief Financial Officer of Essential upon completion of the merger in October 2001. Prior to the merger, Mr. Mellett had been Vice President and Chief Financial Officer of Althexis since April 2001. From 1997 to 2000, Mr. Mellett was the Chief Financial Officer and Vice President of Administration at GelTex Pharmaceuticals, Inc., a company which researches and develops non-absorbed polymer drugs and was acquired by Genzyme Corporation in December 2000. From 1994 to 1997, Mr. Mellett served as the Chief Financial Officer of Marshall Contractors, a construction management firm specializing in the pharmaceutical/biotechnology and semi-conductor industries, which was acquired by Fluor Corporation in 1996. From 1977 to 1994, Mr. Mellett was employed with Deloitte & Touche LLP, a public accounting firm, and was an Audit Partner since 1989. Mr. Mellett is a Director of Caritas Norwood Hospital. Mr. Mellett received a B.S. in Business Administration from Boston College.

   Robert D. Testorff, Vice President--Human Resources and Administration, joined Essential in December 1997. Prior to joining Essential, from 1992 to 1997, Mr. Testorff was the Vice President of Human Resources for Biocircuits Corporation, a biomedical diagnostics company. From 1984 to 1992, he was employed as a human resources management consultant, affiliated for several years with a major, multi-national consulting firm. Mr. Testorff's earlier employment included Print Technology, where he was the Director of Human Resources and Rockwell International, where he was the Group Director of Human Resources for its Telecommunications Group. Mr. Testorff has a B.A. in History and Political Science from Wichita State University and a J.D. from Southern Methodist University, where he specialized in labor relations and employment law.

   Nancy Wetherbee, Vice President--Business Development, joined Essential in March 2002. Prior to joining Essential, from 1999 to 2002, Ms. Wetherbee served as the Vice President of Business Development at Phytera, Inc., a biopharmaceutical company focused on applying novel technology platforms to the identification of new lead structures and genes for pharmaceutical applications. From 1995 to 1998, she was a sales and marketing, business development and strategic planning executive at Oncormed, Inc., a genomics company pioneering pharmaco-genomics to accelerate drug discovery and development, which was acquired by Gene Logic, Inc. in September 1998. From 1989 to 1995, Ms. Wetherbee was the Director of Marketing at Athena Diagnostics Corporation, a leading provider of proprietary and highly specialized neurological diagnostic services. From 1981 to 1989, she held various positions at Boehringer Mannheim Biochemicals, a leading provider of biotechnology research products. Ms. Wetherbee has a B.A. in Biochemistry from Mount Holyoke College and an M.B.A. from Simmons Graduate School of Management.

Compensation Tables

  Summary Compensation Table.

   The following table summarizes compensation information for our Chief Executive Officer and the other most highly compensated executive officers of Essential, its named executive officers, for the periods shown.

                                                   Annual Compensation       Long-Term
                                              ----------------------------- Compensation  All Other
                                       Fiscal           Bonus  Other Annual   Options/   Compensation
Name and Principal Position             Year   Salary    (1)   Compensation   SARs (#)       (2)
---------------------------            ------ -------- ------- ------------ ------------ ------------
Mark Skaletsky........................  2001  $ 61,875 $65,000      --             --      $    --
  Chairman, President and
  Chief Executive Officer(3)

George H. Miller, Ph.D................  2001   262,500  49,220      --        100,000        4,493
  Executive Vice President--            2000   249,375  18,750      --         50,000        4,238
  Research and Development              1999   234,270  44,063      --         40,000        2,480

Paul Mellett..........................  2001    39,375  29,530      --             --           --
  Senior Vice President, Chief
  Financial Officer and Assistant
  Secretary(4)

Robert D. Testorff....................  2001   178,500  33,470      --         47,500        1,290
  Vice President--Human Resources       2000   170,000  12,750      --         25,000          690
  and Administration(5)                 1999   160,000  30,000      --         30,000        1,027

James E. Rurka........................  2001   266,667  84,000      --             --       54,623
  President, Chief Executive Officer    2000   319,167  33,600      --         60,000          690
  and Director(6)                       1999   291,167  78,750      --         50,000          432

Donald D. Huffman.....................  2001   175,000  39,375                 50,000       36,290
  Vice President--Finance and           2000   117,794  15,000      --         65,000       27,684
  Corporate Development and             1999                        --
  Chief Financial Officer(7)

--------
(1) Represents bonuses earned by the named executive officer based upon his performance in the year noted but paid in the subsequent year.
(2) Represents amounts paid by Essential on behalf of the officer for term life insurance policies (the proceeds of which are payable to the officer's beneficiaries); in the case of Messrs. Rurka and Huffman, also included in 2001 are two months of severance payments under their respective severance agreements; and in the case of Mr. Huffman, also included are consulting fees earned prior to joining Essential in May 2000 in the amount of $27,281.
(3) Mr. Skaletsky was appointed as President, Chief Executive Officer and Chairman of the Board of Essential upon completion of the merger with Althexis in October 2001.
(4) Mr. Mellett was appointed as Senior Vice President, Chief Financial Officer and Assistant Secretary of Essential upon completion of Essential's acquisition of Althexis in October 2001.
(5) Mr. Testorff joined Essential in December 1997. He became an executive officer in November 2001.
(6) Mr. Rurka resigned on October 31, 2001 upon completion of Essential's acquisition of Althexis and remains as a Director.
(7) Mr. Huffman joined Essential in May 2000. He resigned on October 31, 2001 upon completion of Essential's acquisition of Althexis.

   Termination of Employment and Change of Control Arrangements. Essential has entered into severance agreements with Dr. Miller and Messrs. Huffman, Mellett, Rurka, Skaletsky and Testorff to provide severance benefits upon a termination following a change of control. A summary of the terms of the agreements is provided in the section entitled "Certain Relationships and Related Transactions."

Stock Option Information

   Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options to each of the named executive officers during the fiscal year ended December 31, 2001. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of Essential's common stock and overall market conditions.

                                                                                   Potential Realizable
                                                   % of Total                            Value at
                                                    Options                         Assumed Annual Rate
                                                   Granted to                      of Stock Appreciation
                                                   Employees  Exercise              for Option Terms(2)
                                         Options   in Fiscal  Price per Expiration ---------------------
Name                                    Granted(1)    Year      Share      Date        5%        10%
----                                    ---------- ---------- --------- ----------  --------   --------
Mark Skaletsky.........................       --        --     $   --          --  $     --   $     --
 Chairman, President and
 Chief Executive Officer

George H. Miller, Ph.D.................   75,000      7.70%     7.625     1/24/11   359,649    911,421
 Executive Vice President--               25,000      2.57%      3.23    11/15/11    48,340    124,804
 Research and Development

Paul Mellett...........................       --        --         --          --        --         --
 Senior Vice President, Chief Financial
 Officer and Assistant Secretary

Robert D. Testorff.....................   35,000      3.59%     7.625     1/24/11   167,836    425,330
 Vice President--Human Resources          12,500      1.28%      3.23    11/15/11    24,170     62,402
 and Administration

James E. Rurka.........................       --        --         --          --        --         --
 President, Chief Executive Officer
 and Director

Donald D. Huffman......................   50,000      5.13%     7.625     1/24/11   239,766    607,614
 Vice President--Finance and
 Corporate Development and
 Chief Financial Officer

--------
(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. Essential's 1993 Amended Incentive Stock Plan and 2001 Incentive Stock Plan (Incentive Plans) also provide for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plans at an exercise price no less than fair market value on the date of grant. For so long as Essential's common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock. Non-qualified options may be granted at an exercise price of no less than 85% of fair market value on the date of grant. The above-referenced options generally become exercisable on a monthly basis over a four-year period after the date of grant. Options generally terminate on the earlier of thirty days after termination of the optionee's employment by or services to Essential, or ten years after grant.
(2) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission, and do not represent Essential's estimate or a projection by Essential of future common stock prices.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the number of options exercised by the named executive officers during the fiscal year ended December 31, 2001, and the number of shares covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Essential's common stock as of December 31, 2001 ($4.30 per share).

                                                Number of Unexercised     Value of Unexercised
                             Shares                  Options at          In-the-Money Options at
                            Acquired              December 31, 2001         December 31, 2001
                               on     Value   ------------------------- -------------------------
Name                        Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                        -------- -------- ----------- ------------- ----------- -------------
Mark Skaletsky.............    0        $0            0            0     $      0      $     0
George H. Miller, Ph.D.....    0         0      127,188      122,812        1,417       27,333
Paul Mellett...............    0         0            0            0            0            0
Robert D. Testorff.........    0         0       53,229       61,771          688       13,813
James E. Rurka.............    0         0      256,355       48,645      372,271          729
Donald D. Huffman..........    0         0      115,000            0            0            0

                     REPORT OF THE COMPENSATION COMMITTEE

   The material in this Report of the Compensation Committee is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of Essential under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

   The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors for approval Essential's executive compensation policies. Prior to the October 2001 acquisition of Althexis, the Committee consisted of directors Daniel Kisner, M.D., David Schnell, M.D. and John Walker. The Committee currently consists of directors Richard Aldrich, Charles Newhall and David Schnell. The following is the report of the Committee describing the compensation policies and rationale applicable to Essential's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 2001.

Compensation Philosophy

   The goal of Essential's compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of Essential. Compensation for Essential's executive officers consists of a base salary and potential cash bonus, as well as potential incentive compensation through stock options and stock ownership. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

Base Salary

   The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within Essential's principal competitors, and internal comparability considerations. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

Incentive Bonuses

   Essential implemented a formal incentive bonus plan in 1997 pursuant to which the executive officers of Essential are eligible to receive incentive cash compensation based upon achievement of corporate goals approved by the Board of Directors. The amounts of such cash bonuses for executive officers other than the Chief Executive Officer are based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amount of any cash bonus for the Chief Executive Officer is determined by the Compensation Committee subject to the review and approval of the Board of Directors.

Long-Term Incentives

   The Committee provides Essential's executive officers with long-term incentive compensation through grants of stock options under Essential's 1993 Amended Incentive Stock Plan and 2001 Stock Incentive Plan and the opportunity to purchase stock under the 1996 Amended Employee Stock Purchase Plan (the "Purchase Plan"). The Committee believes that stock options provide Essential's executive officers with the opportunity to purchase and maintain an equity interest in Essential and to share in the appreciation of the value of Essential's common stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of Essential. All options granted to executive officers to date have been granted at the fair market value of Essential's common stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of Essential's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

   Essential established the Purchase Plan both to encourage employees to continue in the employ of Essential and to motivate employees through ownership interest in Essential. Under the Purchase Plan, employees may purchase common stock through payroll deductions in semi-annual offerings at a price equal to the lower of 85% of the closing price on the applicable offering commencement date or 85% of the closing price on the applicable offering termination date.

Chief Executive Officer Compensation

   The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In November 2001, Mark Skaletsky's base salary was set at $330,000, an increase of 3% over that paid to Essential's former Chief Executive Officer, James E. Rurka. Subsequent to the fiscal year end, in January 2002, Mr. Skaletsky's base salary was increased to $346,000. Mr. Skaletsky also received a $65,000 bonus in 2002 relative to his 2001 performance goals. Prior to Mr. Skaletsky joining Essential, Mr. Rurka had been paid an annual salary of $320,000. Mr. Rurka received a $33,600 bonus in 2001 relative to 2000 performance and an $84,000 pro rata bonus in 2002 relative to 2001 performance, the latter of which was in conjunction with Mr. Rurka's Severance Agreement. Given Mr. Rurka's decision in the first quarter of 2001 to step down as Chief Executive Officer, the Committee had not increased Mr. Rurka's salary or granted him any additional stock options in 2001. As it does with other executive officers, the Committee continues to base Mr. Skaletsky's total compensation on Essential's accomplishments and his contribution thereto.

Section 162(m)

   The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to Essential's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based. Essential has adopted a policy that, where reasonably practicable, Essential will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

   In approving the amount and form of compensation for Essential's executive officers, the Committee will continue to consider all elements of the cost to Essential of providing such compensation, including the potential impact of
Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Richard H. Aldrich (Chair)
                                          Charles W. Newhall III
                                          David Schnell, M.D.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Iconix

   Under the terms of the Series A Preferred Stock Purchase Agreement between Essential and EpiGenix, Inc., a Delaware corporation, now named Iconix Pharmaceuticals, Inc., dated January 14, 1998, the Core Technology Development and License Agreement between Essential and Iconix dated January 14, 1998 and the Antiviral and Surrogate Genetics Research and Collaboration Agreement between Essential and Iconix dated January 14, 1998, Essential purchased 8,750,000 shares of Series A preferred stock of Iconix in exchange for the assignment and license of certain technology from Essential to Iconix pursuant to the terms of the Core Technology Agreement. Although this transaction was cashless, the shares of Series A preferred stock were deemed to have a value of $0.75 per share based upon the $0.75 price per share paid by the investors purchasing Series B preferred stock of Iconix, which is substantially similar in rights, preferences, and privileges to the Series A preferred stock, as part of the same transaction. As of February 28, 2002, Essential held approximately a 17% ownership interest in Iconix, on a fully diluted basis. Essential accounts for its investment using the equity method of accounting and since Essential's investment has a zero book basis, the losses of Iconix do not impact Essential's statement of operations. Essential, by the terms of its agreements with Iconix, is entitled to designate one director affiliated with Essential to the Iconix Board of Directors. John Walker, a consultant to Essential and a member of Essential's Board of Directors, currently serves on the Board of Directors of Iconix.

   Under the terms of the three-year Core Technology Agreement, Essential agreed to transfer or license specified technology to Iconix and to jointly develop certain technologies for a specified period of time. Under the terms of the three-year Collaboration Agreement, the parties agreed to collaborate to discover and develop viral therapeutics, as well as to potentially utilize the technologies which Iconix developed for antibacterial and antifungal applications. The Core Technology Development and License Agreement was not extended beyond the scheduled conclusion date of January 14, 2001. Under the Core Technology Agreement, in 2001, there were no costs recognized by Essential for projects jointly undertaken pursuant to this agreement. However, approximately $238,000 and $515,000 were incurred for research services to Iconix, offset by $4,000 and $130,000 for similar services charged back by Iconix, for the years ended December 31, 2000 and 1999, respectively. Under the Collaboration Agreement, Essential incurred antiviral research expenses of approximately $44,000, $1,528,000 and $1,873,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

   Under the terms of a Support Service Agreement, Essential provided Iconix with facilities and various business support services with reimbursement to Essential. This agreement concluded in February 2002. For the years ended December 31, 2001, 2000 and 1999, Essential received approximately $1,198,000, $1,067,000 and $1,108,000, respectively, from Iconix pursuant to the Support Services Agreement which it treated as a reduction of expenses.

Employment and Severance Arrangements

   Dr. Keith Bostian, formerly Chief Operating Officer of Essential, is the President and Chief Executive Officer of Iconix. Dr. Bostian resigned as a member of Essential's Board of Directors in October 2001 in connection with the acquisition of Althexis and Series B financing. He also served as a consultant to Essential and was reimbursed as services were rendered. In connection with his resignation, Essential agreed to amend the terms of his stock option agreement to extend the period during which all vested options may be exercised to eighteen months.

   Dr. Hugh Y. Rienhoff currently serves as a director for Iconix. He resigned as a member of Essential's Board of Directors in October 2001 in connection with the acquisition of Althexis and Series B financing. In connection with his resignation, Essential agreed to amend the terms of his stock option agreement to extend the period during which all vested options may be exercised to eighteen months.

   Dr. Daniel L. Kisner resigned as a member of Essential's Board of Directors in October 2001 in connection with the acquisition of Althexis and Series B financing. In connection with his resignation, Essential agreed to amend the terms of his stock option agreement to extend the period during which all vested options may be exercised upon his resignation to eighteen months.

   Effective January 1, 2001, Essential signed a consulting agreement with John
P. Walker, a member of the Board of Directors, to provide consulting services. Under the original terms of the agreement, Mr. Walker was reimbursed at a rate of $15,000 per month and was granted a non-qualified option to purchase 75,000 shares of Essential's common stock at a price of $7.625 per share. These options were granted with a term of ten (10) years and vest monthly over 4 years. This consulting agreement was superseded with a new consulting agreement that became effective November 1, 2001. Under the terms of the new agreement, Mr. Walker will be reimbursed at a rate of $2,500 per fiscal quarter. The amended agreement shall terminate on the earlier of the date that Mr. Walker ceases to serve on Essential's Board of Directors or ceases to provide consulting services to Essential under this agreement. In 2001, Mr. Walker was appointed to serve as a director for Iconix.

   Essential has a note receivable from George H. Miller, Ph.D., Executive Vice President of Research and Development, dated February 26, 1998, in the principal amount of $200,000. This note is secured by real property and due within one year following termination of Dr. Miller's employment with Essential. In November 2001, the terms of the loan arrangement were amended to provide that the loan bear interest at a simple rate of 5% per annum, which principal amount and accrued interest will be forgiven on December 31, 2004 contingent upon Dr. Miller's continued employment at Essential until that date. The entire principal amount is outstanding as of April 23, 2002.

   In connection with the acquisition of Althexis, in October 2001 Essential issued 502,685 shares of its common stock to Mr. Skaletsky in exchange for 439,987 shares of Althexis restricted common stock. Essential also issued 155,469 shares of its common stock to Mr. Mellett in exchange for 136,078 shares of Althexis restricted common stock. Althexis sold the restricted common stock in April 2001 to Mr. Skaletsky and Mr. Mellett in exchange for cash and recourse promissory notes totaling $175,995 and $54,432, respectively, each bearing interest at 6% per annum. The restricted common stock was issued subject to a repurchase option that lapses generally over four years. The promissory notes and related interest are secured by a pledge of the shares issued and will be forgiven generally over four years so long as Mr. Skaletsky and Mr. Mellett remain employed by Essential.

   Essential has a note receivable from Robert D. Testorff, Vice President--Human Resources and Administration, dated January 18, 2002, in the principal amount of $150,000. This note is currently secured by stock options and has a term of sixty days, subject to renewal every sixty days for up to one hundred and eighty (180) days. The purpose of the note is to assist Mr. Testorff with the purchase of real property. Upon such purchase, the note will be amended and be secured by the property. The note will become due and payable immediately if no real property is purchased within one hundred and eighty
(180) days from the date of the note or upon the termination of Mr. Testorff's employment with Essential. The note bears interest at 5% per annum payable bi-weekly.

   Essential entered into severance agreements with each of George H. Miller, Ph.D., Donald D. Huffman, Robert D. Testorff and Robert B. Kammer, M.D. in March 2001, which were amended and restated in May 2001. Essential entered into severance agreements with each of Mark Skaletsky and Paul Mellett in July 2001, which became effective upon the closing of the acquisition of Althexis. Under each of these agreements, if the individual's employment with Essential is terminated without cause or the individual is constructively terminated, in each case within twelve (12) months following a change of control of Essential, the individual is entitled to receive, subject to the terms of the agreement, the continued payment of the individual's base compensation at the annual rate in effect on the date when the termination of employment with Essential is effective for twelve (12) months following the termination.

   Pursuant to the amended and restated severance agreement Essential entered into with Mr. Huffman, Essential is paying Mr. Huffman his monthly salary and medical benefits for twelve months commencing November 2001, at his annual rate in effect at November 1, 2001. In addition, the vesting of Mr. Huffman's stock options were accelerated to 100% on November 1, 2001, and the term in which he can exercise his options was extended from thirty days to one year from the date of termination.

   Pursuant to a severance agreement Essential entered into with Mr. Rurka in October 2001, Essential is paying Mr. Rurka his monthly salary and medical benefits for eighteen months commencing November 2001, at his annual rate in effect on October 24, 2001. Mr. Rurka's stock options will continue to vest while he remains a director of Essential.

   Essential believes that the transactions set forth above were made on terms no less favorable to Essential than could have been obtained from unaffiliated third parties. All future transactions, including loans, between Essential and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to Essential than could be obtained from unaffiliated third parties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to the October 2001 acquisition of Althexis, the Compensation Committee consisted of directors Daniel L. Kisner, David Schnell and John P. Walker, and presently the Committee consists of directors Richard Aldrich, Charles Newhall and David Schnell. No member of the Compensation Committee, as constituted during 2001, was a former or current officer or employee of Essential. Essential and Mr. Walker entered into a consulting agreement, and a summary of the terms of that agreement is provided in the section entitled "Certain Relationships and Related Transactions."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Essential's officers and directors, and persons who own more than ten percent of a registered class of Essential's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish Essential with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Essential believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that a Form 3 was filed late by Richard Aldrich, a director of Essential, in connection with his election to the Board of Directors. The original Form 3 filed by Robert Testorff, an executive officer of Essential, did not include 1,100 shares of common stock, which have subsequently been reported.

                               LEGAL PROCEEDINGS

   Essential is not a party to any legal proceeding.

                          CORPORATE PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of Essential's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Performance Graph shall not be incorporated by reference into any such filings.

   The following graph shows a comparison of cumulative total stockholder return on Essential's common stock for a period of five fiscal years ending on December 31, 2001 for Essential, the Nasdaq National Market Index and the Nasdaq Pharmaceutical Index. The Nasdaq Pharmaceutical Index represents all companies trading on the Nasdaq National Market under the Standard Industrial Code for pharmaceutical companies, including biotechnology companies. The graph is presented pursuant to the rules of the Securities and Exchange Commission. Essential believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like Essential are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the prices of biopharmaceutical stocks.

                           CUMULATIVE TOTAL RETURN*
       AMONG ESSENTIAL THERAPEUTICS, INC., THE NASDAQ STOCK MARKET INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX


                                    [CHART]

                                       Essential      Nasdaq        Nasdaq
Measurement Period                   Therapeutics, Stock Market Pharmaceutical
(Fiscal Year Covered)                    Inc.         Index         Index
---------------------                ------------- ------------ --------------
December 31, 1996...................     $100          $100          $100
December 31, 1997...................       89           123           103
December 31, 1998...................       39           172           132
December 31, 1999...................       89           312           245
December 31, 2000...................       41           193           308
December 31, 2001...................       43           153           263

--------
* Assumes $100 invested on December 31, 1996. Assumes dividends reinvested. Fiscal years ending December 31.

                          ANNUAL REPORT ON FORM 10-K

   A copy of Essential's Annual Report on Form 10-K for the year ended December 31, 2001 is included in the annual report to stockholders being furnished together with this Proxy Statement. Copies of the Annual Report on Form 10-K are available without charge to each stockholder, upon written request sent our office at 850 Maude Avenue, Mountain View, CA 94043, Attn: Investor Relations.

                                 OTHER MATTERS

   Essential knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Waltham, Massachusetts
Dated: April 23, 2002

                                                                     APPENDIX A

                         ESSENTIAL THERAPEUTICS, INC.

                            AUDIT COMMITTEE CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS

                 AS AMENDED AND RESTATED ON FEBRUARY 14, 2002

I.  Purpose

   The Audit Committee shall provide independent and objective oversight of the financial reporting process at Essential Therapeutics, Inc. (Essential) and serve as a mechanism for the Board of Directors to handle its fiduciary responsibilities. In general, the Committee shall provide assurance of the adequacy and accuracy of Essential's accounting and financial reporting, internal controls, the annual independent audit of Essential's financial statements and the compliance with legal requirements.

II.  Membership

   Audit Committee members shall be appointed by the Board of Directors and shall be composed of at least three independent directors, each of whom are independent of management and the Company. Members shall be considered independent if they have no relationship that may interfere with the exercise of their independence. All Committee members shall be financially literate or become financially literate within a reasonable time after appointment to the Committee and at least one member shall have accounting or financial management expertise. The Chairman of the Committee shall be designated by the Board of Directors. If the Board of Directors does not designate a Chairman, the members may designate a Chairman by majority vote of the Committee's members.

III.  Quorum and Meetings

   The Committee shall meet on a regular basis. One meeting shall be held prior to the financial year-end to discuss the scope and objectives of the year-end audit and a second meeting shall be held after such audit to discuss the findings of the audit. Other meetings will be held as the Committee deems necessary.

   A quorum of the Committee shall be declared when a majority of the appointed members are in attendance. In the event that only one member can participate in any meeting, the Committee can deem this to be a quorum. The Committee may ask members of management or others to attend the meeting to provide pertinent information as necessary.

IV.  Minutes

   Minutes of each meeting shall be prepared and circulated in draft form to all Committee members. After approval at the next committee meeting, these minutes shall be copied to the Corporate Secretary of Essential for permanent filing.

V.  Functions

   In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Committee will:

    1. Annually review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company, subject to shareholders' approval.

    2. Meet with the independent auditors and financial management of the Company to review the scope, audit procedures and compensation of the proposed audit for the current year, and at the conclusion thereof, review any comments or recommendations of the independent auditors.

    3. Review with the independent auditors and Essential financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, the appropriateness and soundness of accounting policies adopted by management and accepted by the independent accountants and elicit any recommendations where new or more detailed controls or procedures are desirable.

    4. Meet separately with the Chief Executive Officer and with the Chief Financial Officer at least annually to review the financial affairs of the Company.

    5. Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of Essential's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

    6. Review with management and the independent auditors Essential's interim financial statements prior to the filing of Essential's quarterly reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee, or any member of the Committee designated by the Chairman, may represent the entire Committee for purposes of this review.

    7. Review with management and the independent auditors the financial statements to be included in Essential's Annual Report on Form 10-K and the annual report to shareholders, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

    8. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

VI.  Reporting

   The Committee shall report, at least once annually and as appropriate during the year, all significant matters to the full Board of Directors. The Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board and report the results of those activities. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those statements.

   The Committee shall report to the shareholders in Essential's proxy statement for its Annual Meeting whether the Committee has satisfied its responsibilities under this Charter.

          This Proxy is solicited on behalf of the Board of Directors.

                          ESSENTIAL THERAPEUTICS, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD May 23, 2002

The undersigned stockholder of ESSENTIAL THERAPEUTICS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2002, and hereby appoints Mark Skaletsky and Julio E. Vega, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of ESSENTIAL THERAPEUTICS, INC. to be held on May 23, 2002, at 9:30 a.m. local time, at the Doubletree Guest Suites on 550 Winter Street in Waltham, Massachusetts 02451, and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1.       ELECTION OF DIRECTORS:
                  [  ]   FOR all nominees listed below          [  ]   WITHHOLD for all nominees listed below
                         (except as indicated)

                  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

                  James E. Rurka

         2.       PROPOSAL TO RATIFY THE  APPOINTMENT  OF ERNST & YOUNG LLP AS THE
                  INDEPENDENT  AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING
                  DECEMBER 31, 2002:

                  [  ]   FOR            [  ]   AGAINST               [  ]  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: ________________, 2002
                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

          This Proxy is solicited on behalf of the Board of Directors.

                          ESSENTIAL THERAPEUTICS, INC.

                 SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

The undersigned stockholder of ESSENTIAL THERAPEUTICS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2002, and hereby appoints Mark Skaletsky and Julio E. Vega, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of ESSENTIAL THERAPEUTICS, INC. to be held on May 23, 2002, at 9:30 a.m. local time, at the Doubletree Guest Suites on 550 Winter Street in Waltham, Massachusetts 02451, and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


         1.       ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED STOCK:
                  [  ]   FOR all nominees listed below          [  ]   WITHHOLD for all nominees listed below
                         (except as indicated)

                  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

                  Kate Bingham

         2.       PROPOSAL TO RATIFY THE  APPOINTMENT  OF ERNST & YOUNG LLP AS THE
                  INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING
                  DECEMBER 31, 2002:

                  [  ]   FOR            [  ]   AGAINST               [  ]  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: ________________, 2002
                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)